Exhibit 10.32

CONSULTING AGREEMENT

This Consulting Agreement, effective as of May 30, 2008 (this “Agreement”), is between Al Giammarino (“Consultant”) and Sensus Metering Systems Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company is a wholly-owned subsidiary of Sensus Metering Systems (Bermuda 3) Ltd., a company organized under the laws of Bermuda (“Bermuda 3”), which is a wholly-owned subsidiary of Sensus Metering Systems (Bermuda 2) Ltd., a company organized under the laws of Bermuda (“Bermuda 2”), which is a wholly-owned subsidiary of Sensus Metering Systems (Bermuda 1) Ltd., a company organized under the laws of Bermuda (“Holdings”);

WHEREAS, the Company and Consultant entered into an Employment and Non-Interference Agreement, dated as of December 1, 2007 (as amended, restated or otherwise modified, the “Employment Agreement”) attached hereto as Schedule I;

WHEREAS, Holdings and Consultant entered into a Nonqualified Stock Option Agreement, dated as of December 1, 2007 (as amended, restated or otherwise modified, the “NQSO Agreement”);

WHEREAS, the Company and Consultant have agreed to terminate Consultant’s employment with effect from and after May 31, 2008;

WHEREAS, the Company wishes to retain and Consultant is willing to provide the services and valuable expertise of Consultant as provided herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Resignation. Consultant acknowledges he resigned from his position as Chief Financial Officer of the Company and from any officer or director position he held with Holdings, Bermuda 2, the Company and their respective subsidiaries or affiliates with effect from and after May 31, 2008. The Company acknowledges that it accepted such resignation.

2.    Treatment of Employment Agreement.

(a)    Restrictive Provisions. The Company and Consultant agree that (i) Consultant’s Term of Employment (under and as defined by the Employment Agreement) has been validly terminated with effect from and after May 31, 2008 and (ii) the “Restricted Period” for purposes of Section 7 of the Employment Agreement is hereby extended to 24 months following the expiration or termination of the Consulting Term (as defined below).

(b)    Payment and No Benefits. Sensus shall pay Consultant $39,294.00 following termination. Employee agrees to waive vacation payout eligibility. Nothing in this Agreement shall be construed as requiring Consultant to be treated as employed by the Company for purposes of any employee compensation or benefit plans following May 31, 2008. No additional amounts are owing by the Company to Consultant under or in respect of the Employment Agreement.

3.    Treatment of Nonqualified Stock Option Agreement.

(a)    No Vesting. Consultant acknowledges that no options vested during his employment and that all eligibility for Stock Options has terminated. Consultant is entitled to no Stock Options.

4.    [INTENTIONALLY OMITTED]

5.    Consulting Services to the Company.

(a)    Services. Consultant will be available up to 3 days per week on site at Sensus Headquarters, Raleigh, NC or from his home office as required by the Company. Consultant shall communicate principally with the Company’s Interim CFO and shall provide assistance as requested, principally in the following areas; (i) guidance to Interim CFO regarding financial reporting issues; (ii) assistance to the Company with month end close and completion of quarterly 10Q’s; (iii) assistance to the CEO and VP Human Resources in the recruitment process to identify and hire a full-time CFO; and (iv) assistance in Bond Holder & Investor presentations (collectively, the “Services”).

(b)    Regulations; No Authority. Nothing contained herein shall require Consultant to follow any directive or to perform any act which would violate any laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority (collectively, “Regulations”). Consultant shall have no authority to and may not solicit any orders for the Company or its affiliates, nor offer anything for sale on behalf of the Company or its affiliates or enter contracts or binding commitments or arrangements on behalf of the Company or its affiliates.

(c)    Payments. Company shall pay Consultant $20,000 per month during the Consulting Term in arrears on the last day of the month. Company will also reimburse Consultant for all reasonable out of pocket expenses (e.g. gas) incurred in connection with his work in Raleigh based on monthly invoices. Company will allow the Consultant to continue to use the Company’s leased apartment at no cost until the lease expires at the end of August, 2008. Should the Consultant be retained after August, 2008 Company will arrange and pay for his stay at a local hotel (Hampton Inn or equivalent) while on assignment in Raleigh. Company will allow the Consultant continued use of a Company leased vehicle during the Consulting Term. Consultant is personally responsible for all tax consequences associated with out of pocket expenses directly reimbursed to him by Sensus and those associated with use of a Company vehicle. Consultant is personally responsible for taxes and will receive a Form 1099 from Company. Should the Company terminate this agreement prior to December 31, 2008 the Company agrees to reimburse the Consultant for all services rendered up to and including the termination of this agreement based on invoices submitted and approved by the Company.

(d)    Consulting Term. The “Consulting Term” shall commence on July 1, 2008 and end on the earlier of (i) December 31, 2008 or (ii) the date the Company, in its sole discretion, terminates this Agreement by written notice.

(f)    Taxes. Consultant shall be responsible and liable for reporting to and payment to the proper authorities of all insurance premiums, worker’s compensation premiums, health tax and similar contributions which are required by law and all other employment expenses or other levies or taxes for which Consultant may be liable at law. Consultant acknowledges and agrees that the Company shall not be required to make any deductions or contributions in connection with this Agreement; provided, however, that any payments under this Agreement that are attributable to the period of Consultant’s employment with the Company shall be subject to all applicable withholding taxes.

6.    Defense of Claims. Consultant agrees that, from the date hereof, and continuing for a reasonable period after termination of the Consulting Term, Consultant will cooperate with the Company in defense of any claims that may be made against the Company provided such defense does not interfere with Consultant’s then current employment. The Company agrees to reimburse Consultant for all of Consultant’s reasonable out-of-pocket expenses associated with such cooperation, including travel expenses and the fees and expenses of Consultant’s legal counsel. Further, if any such cooperation is required after the Consulting Term, Company shall pay Consultant Consultant’s then reasonable rates for his time in doing so provided, however, that to the extent that any of the foregoing fees and expenses are taxable to Consultant, such reimbursement shall be made on or before the last day of the year following the year in which the fee or expense was incurred, the amount of the fees or expenses eligible for reimbursement during one year shall not affect the amount of fees or expenses eligible for reimbursement in any other year, and the right to reimbursement shall not be subject to liquidation or exchange for another benefit.

7.    Independent Contractor. Consultant shall not be deemed an employee of the Company but rather an independent contractor for all purposes. Except as specifically set forth herein, Consultant shall not be entitled to any commissions, fees, profits, salaries, reimbursements, or other compensation or remuneration during the Consulting Term or thereafter for any services performed by Consultant in any capacity whatsoever, whether for the

Company or any corporation controlling, controlled by, or under common control with the Company.

8.    Notice. Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be given in writing and if delivered personally, sent by certified or registered mail, return receipt requested or sent by overnight courier as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

If to Consultant:	Alfred Giammarino 10410 Van Patten Lane Great Falls, VA 22066

If to the Company or Holdings:	Sensus Metering Systems Inc. 8601 Six Forks Road, Suite 300 Raleigh, NC 27615 Att: Chief Financial Officer CC: General Counsel

Any such notices shall be deemed to be given on the date personally delivered or such return receipt is issued or the day after if sent by overnight courier.

9.    Consultant’s Representations. Consultant hereby warrants and represents to the Company that: (i) Consultant has carefully reviewed this Agreement and has consulted with such advisors as Consultant considers appropriate in connection with this Agreement or has deliberately chosen not to obtain independent legal advice; (ii) the release set forth in Section 19 refers to and waives any and all rights or claims that he may have arising under the Age Discrimination in Employment Act, as amended, and (iii) Consultant understands all rights and obligations under this Agreement and that he is executing this Agreement voluntarily.

10.    Company’s Obligation. Consultant agrees and acknowledges that the obligations owed to Consultant under this Agreement are solely the obligations of the Company, and that none of the members, stockholders, directors, officers or lenders of the Company will have any obligations or liabilities in respect of this Agreement and the subject matter hereof.

11.    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of this Agreement is unenforceable and therefore acts to reduce the scope or duration of such provision, the provision in its reduced form, shall then be enforceable.

12.    Waiver of Breach. The waiver by the Company or Consultant of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any other breach of such other party.

13.    Assignment; Third Parties. Neither the Company or Consultant shall not assign or otherwise transfer this Agreement or any right or obligation under this Agreement to any other person or entity. This Agreement shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns and Consultant’s personal or legal representatives, executors, administrators and heirs. Consultant’s interests under this Agreement are not subject to the claims of his creditors and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered. The parties agree and acknowledge that each of Bermuda 2 and Holdings are intended to be third party beneficiaries of, and have rights and interests in respect of, this Agreement.

14.    Amendment; Survival; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement, together with Section 4(e) of the Employment Agreement, and the Nonqualified Stock Option Agreement, constitutes the entire agreement among the parties concerning the subject matter hereof and supersedes in its entirety all prior and contemporaneous agreements, if any, between the parties thereto. Those provisions of this Agreement that are applicable to circumstances after is termination shall survive such termination. Consultant and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against any party hereto.

15.    Choice of Law; Litigation.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 15 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

(b)    IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN

THE STATE OF DELAWARE; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (a) OF THIS SECTION 15 AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO DESIGNATE, APPOINT AND DIRECT AN AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS IN ANY LEGAL PROCEEDING IN THE STATE OF DELAWARE; (6) AGREE TO PROVIDE THE OTHER PARTIES TO THIS AGREEMENT WITH THE NAME, ADDRESS AND FACSIMILE NUMBER OF SUCH AGENT; (7) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (8) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (9) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. TO THE EXTENT PERMITTED BY LAW IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

16.    Headings. The headings contained in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

17.    Further Action. The parties agree to perform any further acts and to execute and deliver any documents which may be reasonable to carry out the provisions hereof.

18.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.    General Release; Covenant Not To Sue.

(a)    In consideration of the payments to be made by the Company to Consultant in Section 5, Consultant, with full understanding of the contents and legal effect of this release and having the right and opportunity to consult with his counsel, releases and discharges the Company, its officers, directors, board members, supervisors, managers, employees, agents, representatives, attorneys, divisions, subsidiaries, shareholders and affiliates, and all related entities of any kind or nature, and its and their predecessors, successors, heirs, executors, administrators, and assigns (collectively, the “Company Released Parties”) from any and all claims, actions, causes of action, grievances, suits, charges, or complaints arising from any alleged violation by the Released Parties under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. § 1981); the Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended; and other similar state or local laws; the Americans with Disabilities Act; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act; Executive Order 11246; Executive Order 11141; and any other statutory claim, employment or other contract or implied contract claim or common law claim for wrongful discharge, breach of an implied covenant of good faith and fair dealing, defamation, or invasion of privacy arising out of or involving his employment with the Company or the termination of his employment with the Company (collectively the “Released Claims”). Consultant further acknowledges that he is aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging part at the time of execution of the release and discharge. Consultant hereby expressly waives, surrenders and agrees to forego any protection to which he would otherwise be entitled by virtue of the existence of any such statute in any jurisdiction including, but not limited to, the State of North Carolina.

(b)    Consultant agrees not to bring, file, charge, claim, sue or cause, assist, or permit to be brought, filed, charged or claimed any action, cause of action, or proceeding regarding or in any way related to any Released Claim, and further agrees that his release is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding. If any government agency or court assumes jurisdiction of any charge, complaint, or cause of action covered by this release, Consultant will not seek and will not accept any personal equitable or monetary relief in connection with such investigation, civil action, suit or legal proceeding.

(c)    Nothing in this Section 19 is a waiver of any breach of contract claim Consultant may have under this Agreement itself.

20.    Consideration and Revocation. CONSULTANT SHALL BE GIVEN TWENTY ONE (21) DAYS FROM RECEIPT OF THIS AGREEMENT TO CONSIDER WHETHER TO SIGN THE AGREEMENT. CONSULTANT AGREES THAT CHANGES OR MODIFICATIONS TO THIS AGREEMENT DO NOT RESTART OR OTHERWISE EXTEND THE ABOVE TWENTY ONE (21) DAY PERIOD. MOREOVER, CONSULTANT SHALL HAVE SEVEN (7) DAYS FOLLOWING EXECUTION TO REVOKE THIS AGREEMENT IN WRITING TO THE COMPANY AND THIS AGREEMENT SHALL NOT TAKE EFFECT UNTIL THOSE SEVEN (7) DAYS HAVE ENDED. IF CONSULTANT SIGNS THIS AGREEMENT LESS THAN 21 DAYS AFTER HE RECEIVES IT FROM THE COMPANY, HE CONFIRMS THAT HE DOES SO VOLUNTARILY AND WITHOUT ANY PRESSURE OR COERCION FROM ANYONE AT THE COMPANY.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SENSUS METERING SYSTEMS INC.
By:	/s/ Peter Mainz
Name:	Peter Mainz
Title:	President and CEO

CONSULTANT
/s/ Al Giammarino
Al Giammarino

8